UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
BELK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 26, 2010, at the Annual Meeting of Stockholders of Belk, Inc. (the “Company”), the Company’s stockholders approved the Belk, Inc. 2010 Incentive Stock Plan (the “2010 Plan”). The 2010 Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights and Class B common stock awards to key employees and directors. The 2010 Plan authorizes the issuance of up to 2,500,000 shares of Class B common stock. The Compensation Committee of the Board will administer the 2010 Plan, and the Board may authorize the Compensation Committee or the Executive Committee of the Board to make grants or awards.
A description of the material terms of the 2010 Plan was included under “Proposal No. 2 -— Belk Inc. 2010 Incentive Stock Plan” in the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 21, 2010 and is incorporated by reference herein. The 2010 Plan is filed as Exhibit 10.1 and is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 26, 2010, the Annual Meeting of Stockholders of the Company was held at the Renaissance Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina. The Company’s stockholders approved both of the proposals included in the Company’s Definitive Proxy Statement. The voting results are as follows:
Proposal 1
The Company’s stockholders elected the individuals listed below to the Board of Directors of the Company to serve three-year terms that will expire at the 2013 Annual Meeting of Stockholders, as set forth below:

	For	Withheld	Broker Non-Votes
John R. Belk	448,057,810	287,650	0
Jerri L. DeVard	448,050,468	294,992	0
Elizabeth Valk Long	448,052,630	292,830	0
Proposal 2
The Company’s stockholders approved the Belk, Inc. 2010 Incentive Stock Plan, as set forth below:

For	Against	Abstain	Broker Non-Votes
447,881,644	46,910	416,906	0
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1 Belk, Inc. 2010 Incentive Stock Plan (incorporated by reference from Exhibit A to the Definitive Proxy Statement filed on April 21, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.
Date: June 1, 2010	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Belk, Inc. 2010 Incentive Stock Plan (incorporated by reference from Exhibit A to the Definitive Proxy Statement filed on April 21, 2010).